Exhibit 10.8

BELMONT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of October 1, 2010

BELMONT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Table of Contents

ARTICLE I Name and Purpose		1

ARTICLE II Definitions		1
2.1	Annual Benefit Amount	1
2.2	Applicable Appendix	1
2.3	Bancorp	1
2.4	Benefit Percentage	1
2.5	Board	1
2.6	Cause	1
2.7	Code	2
2.8	Date of Hire	2
2.9	ERISA	2
2.10	Final Average Compensation	2
2.11	Good Reason	2
2.12	MHC	2
2.13	Normal Distribution Form	2
2.14	Normal Retirement Date	3
2.15	Participant	3
2.16	Plan	3
2.17	Plan Year	3
2.18	Separation from Service	3
2.19	Year of Service	3

ARTICLE III Participation		3
3.1	Designation by Board	3
3.2	Term of Participation	3

ARTICLE IV Eligibility for Benefit		4
4.1	Separation from Service	4
4.2	Minimum Required Benefit Percentage; Forfeiture	4

ARTICLE V Payment of Benefit		4
5.1	Time and Form of Benefit	4
5.2	Death	4

ARTICLE VI Claims Procedure		4

ARTICLE VII Funding		5
7.1	General Obligation of the Bank	5
7.2	Use of Trust, Insurance Policies, Etc	5

ARTICLE VIII Amendment and Termination		6
8.1	Amendment	6
8.2	Termination	6

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ARTICLE IX Miscellaneous		6
9.1	Provision for Incapacity	6
9.2	Non-assignable Rights	6
9.3	Independence of Plan	6
9.4	At-Will Status	6
9.5	Conditions of Benefits; Effect on the Participant’s Post-Employment Obligations	6
9.6	Taxes	7
9.7	Code Section 409A	7
9.8	Limitation on Benefits	7
9.9	Assumption of Obligation	7
9.10	Governing Law	7

Appendix A-1		A-1
Appendix A-2		A-2
Appendix A-3		A-3
Appendix B		B-1

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BELMONT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I

Name and Purpose

1.1 This instrument and the supplemental retirement plan embodied herein, as from time to time amended, shall be known as the “Belmont Savings Bank Supplemental Executive Retirement Plan.”

1.2 The Plan is established and maintained for the purpose of providing retirement benefits described in Article III to eligible executive employees of the Bank, MHC and/or Bancorp.

1.3 For purposes of ERISA, the Plan is intended to be unfunded, and maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

ARTICLE II

Definitions

2.1 “Annual Benefit Amount” means a gross amount equal to the product of the Participant’s Final Average Compensation multiplied by the Participant’s Benefit Percentage.

2.2 “Applicable Appendix” means, with respect to each Participant, the appendix to this Plan in which such Participant is identified by name and date of hire. Each such appendix, as amended from time to time, is incorporated in its entirety into this Plan by reference and made a part hereof.

2.3 “Bancorp” means BSB Bancorp., Inc., with its principal administrative office also located at Two Leonard Street, Belmont, MA 02478.

2.4 “Benefit Percentage” means, with respect to each Participant, the percentage determined in accordance with such Participant’s Applicable Appendix.

2.5 “Board” means the Bank’s Board of Directors, provided, however that for purposes of any action required or permitted by the Board of Directors for purposes of this Plan, the Board shall act without participation by the Participant if the Participant is then a member of the Board.

2.6 “Cause” means any one or more of the following: (i) the commission by the Participant of any crime involving deceit, dishonesty or fraud with regard to the Bank or its business, or moral turpitude of such a nature as would adversely affect the reputation of the Bank; (ii) the commission by the Participant of a material act or acts of dishonesty in connection with the performance of the Participant’s duties to the Bank including, without limitation, misappropriation of funds or property; (iii) an act or acts of misconduct (including sexual harassment) by the Participant; (iv) failure by the Participant to perform to the reasonable satisfaction of the Board a substantial portion of the duties and responsibilities assigned to the Participant, which failure continues for more than fifteen (15) days after notice is given to the Participant by the Board; or (v) the suspension or termination of the employment of the Participant pursuant to an order by any federal or state regulatory agency having jurisdiction over the Bank.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Date of Hire” means, with respect to the Participant, the date specified on such Participant’s Applicable Appendix.

2.9 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.10 “Final Average Compensation” means the average of the Participant’s annual gross base salary (prior to any elective salary reduction contributions to any pre-tax benefit arrangement, e.g., a Code Section 401(k), Code Section 125 or Code Section 132 plan) during the three consecutive calendar year period during which the Participant’s compensation from the Bank was highest during the final sixty (60) month period of the Participant’s employment with the Bank.

2.11 “Good Reason” shall mean: (i) a material diminution in the Participant’s base salary other than in connection with a reduction in compensation of comparable magnitude, as a percentage matter, affecting all or substantially all executive employees of the Bank; (ii) a material diminution in the Participant’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of position to which the Participant is to report; (iv) a material diminution in the budget over which the Participant retains authority; (v) a material change in the geographic location at which the Participant must perform the Participant’s duties; or (iv) any other action or inaction that constitutes a material breach by the Bank of any agreement under which the Participant provides services, including this Plan; provided that for a termination to be deemed for Good Reason the Participant must give, within the 90-day period commencing on the initial existence of the condition(s) constituting (or allegedly constituting) Good Reason, written notice of the intention to terminate for Good Reason, and, upon receipt of such notice, the Bank shall have a thirty (30) day period within which to cure such condition(s); and provided further that the Bank may waive such right to notice and opportunity to cure. In no event may facts or circumstances constituting “Good Reason” arise after the occurrence of facts or circumstances that the Bank relies upon, in whole or in material part, in terminating the Participant for Cause. In no event shall the separation from service, replacement or promotion of any employee other than the Participant, per se, constitute “Good Reason.”

2.12 “MHC” means BSB Bancorp, MHC, a mutual holding company, with its principal administrative office at Two Leonard Street, Belmont, MA 02478.

2.13 “Normal Distribution Form” means a distribution in ten (10) annual installments, each such installment equal to the Annual Benefit Amount, the initial installment of which is to be distributed within sixty (60) days after the later to occur of (i) the date the Participant Separates from Service with the Bank and (ii) the Participant’s Normal Retirement Date, and the subsequent installments shall be distributed on the first through ninth anniversary of such initial installment. For purposes of Code Section 409A, all such installments shall be treated as a single payment.

2.14 “Normal Retirement Date” means the date the Participant attains age sixty-two (62).

2.15 “Participant” means each employee of the Bank, Bancorp or MHC who (i) is designated by the Board as a participant in the Plan in accordance with Article III of the Plan, (ii) is named in an appendix to the Plan, and (iii) executes a participation instrument in accordance with Section 3.2.

2.16 “Plan” means the deferred compensation arrangement set forth in this instrument, as amended from time to time.

2.17 “Plan Year” means the twelve (12) month period ending December 31.

2.18 “Separation from Service” means a change in the Participant’s service relationship with the Bank, whether or not initiated by the Bank, such that the Bank reasonably determines, based on the facts and circumstances available as at such determination date, that no further services will be performed by the Participant for the Bank after a certain date (the “Separation Date”) or that the level of bona fide services the Participant will perform after such Separation Date (whether as an employee, independent contractor or other service provider) will decrease permanently to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee, independent contractor or other service provider) over the preceding thirty-six (36) month period immediately preceding such Separation Date. The Participant will be presumed to have separated from service where the level of bona fide services performed continues at a level that is more than twenty percent (20%) but less than fifty percent (50%) of the average level of service performed by the Participant during the thirty-six (36) month period immediately preceding the Separation Date.

2.19 “Year of Service” means each period of twelve (12) consecutive months that (i) commences either on the Participant’s Date of Hire or any anniversary thereof and (ii) ends on or prior to the Participant’s Separation from Service.

ARTICLE III

Participation

3.1 Designation by Board. Participation in the Plan shall be limited to such management or highly compensated employees of the Bank, Bancorp or MHC, as the Board may designate from time to time, in its discretion.

3.2 Term of Participation. An individual designated by the Board to participate in the Plan in accordance with Section 3.1 shall become a Participant upon executing a written instrument of participation in such form as the Bank approves (which may be in the form set forth as Appendix B to the Plan), and the effective date of such participation shall be the date of

Board action designating such individual as a participant in the Plan unless otherwise provided by the Board. A Participant’s participation in the Plan shall end upon the first to occur of (i) the distribution of 100% of the Participant’s benefit, (ii) the Participant’s Separation from Service with a Benefit Percentage of less than ten percent (10%), (iii) the Participant’s Separation from Service for Cause, (iv) the termination of the Plan and (v) the amendment of the Plan to render the Participant ineligible to participate, subject to Article VIII.

ARTICLE IV

Eligibility for Benefit

4.1 Separation from Service. In no event shall any benefit be payable under the Plan to a Participant prior to such Participant’s Separation from Service, provided, however, that nothing herein shall prevent a distribution required in connection with the Plan’s termination, in whole or in part, or as otherwise required by applicable law.

4.2 Minimum Required Benefit Percentage; Forfeiture. In no event shall any benefit be payable under this Plan if either (i) the Participant’s Benefit Percentage is less than ten percent (10%) at Separation from Service, or (ii) the Participant Separates from Service due to termination for Cause or resignation under circumstances that the Board determines to constitute Cause.

ARTICLE V

Payment of Benefit

5.1 Time and Form of Benefit. A Participant who Separates from Service for reasons other than Cause and whose Benefit Percentage is greater than zero percent (0%) shall be entitled to a benefit to be distributed in the Normal Distribution Form, such distribution to commence within sixty (60) days after the later to occur of (i) the date the Participant separates from service with the Bank and (ii) the Participant’s Normal Retirement Date.

5.2 Death. In the event that the Participant whose Benefit Percentage is greater than zero percent (0%) dies prior to Separation from Service, the Participant’s benefit shall be distributed in the Normal Distribution Form commencing on the date the Participant would have attained age sixty-two (62) if the Participant had survived (or, if later, within thirty (30) days after the Participant’s date of death), such benefit to be distributed to the Participant’s surviving designated beneficiary or, in the absence thereof, to the Participant’s estate. In the event that the Participant dies after Separation from Service but prior to distribution in full of the Participant’s benefit, the undistributed payment(s) shall be paid to the Participant’s designated beneficiary or, in the absence of a surviving designated beneficiary (including due to the death of a designated beneficiary prior to payment of the final payment), to the Participant’s estate.

ARTICLE VI

Claims Procedure.

6.1 In the event the Participant or the Participant’s beneficiary in the case of the Participant’s death or their authorized representative (hereinafter, the “Claimant”) asserts a right to a benefit under this Plan which has not been received, in whole or in part, the Claimant must file with the Bank a claim for such benefit on forms provided by the Bank. The Bank shall render its decision on the claim within ninety (90) days after receipt of the claim. If special circumstances apply, the ninety (90) day period may be extended by an additional ninety (90) days, provided written notice of the extension is given to the Claimant during the initial ninety (90) day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Bank expects to render its decision on the claim. If the Bank wholly or partially denies the claim, the Bank shall provide written notice to the Claimant.

6.2 For purposes of ERISA, including ERISA Section 501 et seq., the Bank, acting through the Board, shall be the Plan administrator with respect to this Plan. As Plan administrator, the Bank shall have complete authority, in its sole and absolute discretion, to interpret the provisions of this Plan and make determinations regarding eligibility. Without limiting the foregoing, it is the Bank’s intent that the Plan be administered in a manner compliant with the provisions of Section 409A of the Code, and regulations and rulings issued thereunder so as not to subject the benefits accruing hereunder to taxation pursuant to said Section 409A(a)(1).

ARTICLE VII

Funding

7.1 General Obligation of the Bank. The benefits provided under the Plan constitute a mere promise by the Bank to make payments in the future, and the rights of the Participant hereunder shall be those of a general unsecured creditor of the Bank. Nothing contained herein shall be construed to create a trust of any kind or to render the Bank a fiduciary with respect to the Participant. The Bank shall not be required to maintain any fund or segregate any amount or in any other way currently fund the future payment of any benefit provided under the Plan, and nothing contained herein shall be construed to give the Participant or any other person any right to any specific assets of the Bank or of any other person. This Plan is intended to be, and shall in all events be construed and treated as, a deferred compensation arrangement for a “select group of management and highly compensated employees,” within the meaning of Title I of ERISA.

7.2 Use of Trust, Insurance Policies, Etc. Notwithstanding the foregoing, the Bank may, in its sole and absolute discretion, establish a trust to which funds earmarked for payment under this Plan may be transferred and from which benefits arising hereunder, and subject to the provisions and limitations hereof, may be paid. Any such trust would contain provisions making it irrevocable by the Bank unless and until all benefits hereunder which are funded through such trust have been paid or provided for, except in the case of bankruptcy or insolvency of the Bank, in which event benefit payments from the trust would cease and assets thereof would revert to the Bank or be paid to its creditors. The Bank may, for its corporate purposes, choose to obtain a policy or policies of life insurance on the Participant. The Participant agrees to fully cooperate in connection with the securing of any such policy or policies or the election of any options thereunder which the Bank may wish and that the Participant will be available for medical examinations if necessary.

ARTICLE VIII

Amendment and Termination

8.1 Amendment. The Board shall have the right to amend, alter or modify the Plan at any time and from time to time, in whole or in part; provided, however, that to the extent that any amendment, alteration or modification reduces the amount of any benefit to which a Participant would have a vested entitlement if the Participant resigned without Good Reason immediately prior to the effective date of such amendment, or changes the form in which such benefit is to be distributed, such amendment shall become effective without the consent of such affected Participant(s).

8.2 Termination. The Board shall have the right, in its sole discretion, to terminate the Plan, in whole or in part, at any time; provide, however that no such action shall reduce the amount to which a Participant would have a vested entitlement if the Participant resigned without Good Reason immediately prior to the effective date of such amendment.

ARTICLE IX

Miscellaneous

9.1 Provision for Incapacity. If the Board reasonably deems any individual incapable of receiving benefits by reason of illness, infirmity or incapacity of any kind, the Bank may make payment of such benefits to any one or more persons or representatives as provided in a written direction received from the affected individual while competent and, in the absence of any such written direction, to such individual(s) as the Board designates and shall fully discharge the Bank from all obligations liability under this Plan.

9.2 Non-assignable Rights. Except as otherwise provided by the Plan, neither the Participant nor the Participant’s surviving spouse shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

9.3 Independence of Plan. The benefits payable under the Plan shall be independent of, and in addition to, any employment agreement that may exist from time to time between the parties hereto, or any compensation payable by the Bank to the Participant other than supplemental retirement benefits, whether as salary, bonus or otherwise.

9.4 At-Will Status. Notwithstanding any provision of this Plan, the Participant is employed at-will, so that the Participant or the Bank may terminate the Participant’s employment at any time, with or without notice, for any or no reason.

9.5 Conditions of Benefits; Effect on the Participant’s Post-Employment Obligations. In the event that the Participant becomes entitled to a benefit distribution in connection with a involuntary termination prior to attainment of the Participant’s maximum Benefit Percentage, then the Participant shall be eligible to receive the benefits provided under this Plan, only if the Participant executes a general release, in a form acceptable to the Bank, within fifty (50) days (or such longer period as may be required by applicable law including, without limitation, the Age Discrimination in Employment Act) of the date of the termination of the Participant’s employment.

9.6 Taxes. All payments and benefits described in this Plan shall be subject to any and all applicable federal, state and local income, employment and other taxes, and the Bank will deduct from each payment to be made to the Participant under this Plan such amounts, if any, required to be deducted or withheld under applicable law. The Participant hereby acknowledges and agrees that the Bank makes no representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or other payments under the Plan, or under any statute, or regulation or guidance thereunder, or under any successor statute, regulation and guidance thereunder.

9.7 Code Section 409A. It is the intent of the parties that this Plan, and all payments of deferred compensation subject to Code Section 409A made hereunder, shall be in compliance with such requirements and the regulations and other guidance thereunder. Notwithstanding any other provision with respect to the timing of payments under this Plan, if, at the time of the Participant’s separation from service, the Participant is a “specified employee” (meaning a key employee as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank (or a Bank affiliate), then to the extent necessary to comply with the requirements of Code Section 409A, any payments to which the Participant is entitled under this Plan during the six month period commencing on the Participant’s separation from service which are subject to Code Section 409A (and not otherwise exempt from its application including, without limitation, by operation of Treasury Regulation section 1.409A-1(n)) will be withheld until the first business day of the seventh month following the Participant’s separation from service, at which time such withheld amount shall be paid in a lump-sum distribution.

9.8 Limitation on Benefits. In no event shall the Bank be obligated to make any payment pursuant to this Plan that is prohibited by Section 18(k) of the Federal Deposit Insurance Act (codified at 12 U.S.C. sec. 1828(k)), 12 C.F.R. Part 359, or any other applicable law. It is the intention of the Participant and of the Bank that no payments by the Bank to or for the benefit of the Participant under this Plan or any other agreement or plan pursuant to which Participant is entitled to receive payments or benefits shall be non-deductible to the Bank by reason of the operation of Code Section 280G relating to parachute payments. If all, or any portion, of the payments provided under this Plan, either alone or together with other payments and benefits which the Participant receives or is entitled to receive from the Bank, would constitute a “parachute payment” within the meaning of Code Section 280G, the payments and benefits provided under this Plan shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible by operation of Code Section 280G (such reduced amount being referred to hereinafter as the “280G Maximum Amount”). To the extent that payments exceeding the 280G Maximum Amount have been made to or for the benefit of the Participant, such excess payments shall be refunded to the Bank with interest thereon at the applicable federal rate determined under Code Section 1274(d), compounded annually.

9.9 Assumption of Obligation. No sale, merger, consolidation or conversion of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Plan and agrees to abide by its terms.

9.10 Governing Law. The Plan shall be construed under and governed by the laws of the Commonwealth of Massachusetts except to the extent pre-empted by ERISA.

EXECUTED under seal as of the day and year first above written, by the Bank’s duly authorized representative.

BELMONT SAVINGS BANK

By:	/s/ Robert Morrissey

(duly authorized)

BELMONT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

APPENDIX A-1

Except as otherwise defined in this Appendix, the terms used herein shall have the meaning(s) ascribed to them in the Belmont Savings Bank Supplemental Executive Retirement Plan, to which this Appendix, as amended from time to time, is appended and into which this Appendix is incorporated by reference.

Participant Name	Date of Hire	Years of Service	Benefit Percentage

Robert M. Mahoney		0-4	0%
		5 or more	20%

Notwithstanding the foregoing, if prior to the completion of five (5) Years of Service, the Participant either is terminated by the Bank without Cause or resigns for Good Reason, the term “Benefit Percentage” shall mean, with respect to the Participant, the following:

Years of Service	Benefit Percentage
Less than 1	4%
1	8%
2	12%
3	16%
4	20%

BELMONT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

APPENDIX A-2

Except as otherwise defined in this Appendix, the terms used herein shall have the meaning(s) ascribed to them in the Belmont Savings Bank Supplemental Executive Retirement Plan, to which this Appendix, as amended from time to time, is appended and into which this Appendix is incorporated by reference.

Participant Name	Date of Hire	Years of Service	Benefit Percentage

Hal Tovin		0-4	0%
		5-9	10%
		10 or more	20%

Notwithstanding the foregoing, if prior to the completion of ten (10) Years of Service, the Participant either is terminated by the Bank without Cause or resigns for Good Reason, the term “Benefit Percentage” shall mean, with respect to the Participant, the following:

Years of Service	Benefit Percentage
Less than 1	2%
1	4%
2	6%
3	8%
4	10%
5	12%
6	14%
7	16%
8	18%
9	20%

BELMONT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

APPENDIX A-3

Except as otherwise defined in this Appendix, the terms used herein shall have the meaning(s) ascribed to them in the Belmont Savings Bank Supplemental Executive Retirement Plan, to which this Appendix, as amended from time to time, is appended and into which this Appendix is incorporated by reference.

Participant Name	Date of Hire	Years of Service	Benefit Percentage

Christopher Downs		0-4	0%
		5-9	10%
		10 or more	20%

Notwithstanding the foregoing, if prior to the completion of ten (10) Years of Service, the Participant either is terminated by the Bank without Cause or resigns for Good Reason, the term “Benefit Percentage” shall mean, with respect to the Participant, the following:

Years of Service	Benefit Percentage
Less than 1	2%
1	4%
2	6%
3	8%
4	10%
5	12%
6	14%
7	16%
8	18%
9	20%

BELMONT SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

APPENDIX B

PARTICIPATION ACKNOWLEDGEMENT

AND

DESIGNATION OF BENEFICIARY

Name:                                                                                   (the “Participant”)

Date of Hire:

Effective Date of SERP Participation:

The above-named Participant, by execution of this instrument, acknowledges that, as of the Effective Date of Participation noted above, the Participant has been designated by the Board of Directors (the “Board”) of the Belmont Savings Bank (the “Bank”), to become a participant in the Belmont Savings Bank Supplemental Executive Retirement Plan (the “SERP”) subject to the terms of the SERP and such designation. In consideration of the Participant’s participation in the SERP, the undersigned hereby agrees and acknowledges as follows:

1.	That the Participant has no right to elect to receive cash or other compensation currently in lieu of the benefits provided under the SERP;

2.	That the Participant has received a copy of the SERP document, as in effect on the effective date of this instrument;

3.	That the Participant rights under the SERP including, without limitation the right to receive benefits, the amount of such benefits, if any, and the form and time of distribution of any such benefits, are governed by the SERP;

4.	That the Participant hereby directs that, upon the Participant’s death, whether before or after separation from service, any amount payable with respect to the Participant under the SERP shall be paid to the following person(s) as Participant’s Primary beneficiary (beneficiaries):

B-1

Primary Beneficiary/Beneficiaries

1.	of (Relationship: )

is to receive             % of any amount payable.

2.	of (Relationship: )

is to receive             % of any amount payable.

3.	of (Relationship: )

is to receive             % of any amount payable.

If, upon Participant’s death, no primary beneficiary is living or exists, such amount shall be paid to the following person(s) as Participant’s Contingent beneficiary (beneficiaries).

Contingent Beneficiary/Beneficiaries

1.	of (Relationship: )

is to receive             % of any amount payable.

2.	of (Relationship: )

is to receive             % of any amount payable.

3.	of (Relationship: )

is to receive             % of any amount payable.

If the Participant designates more than one beneficiary, the said amount shall be equally divided among the Participant’s beneficiaries who are living at the time of the Participant’s death, unless the Participant specifies otherwise on this form. If, upon the Participant’s death there is no primary beneficiary living or existing and if the Participant has named more than one contingent beneficiary, the said amount shall be equally divided among the Participant’s contingent beneficiaries who are living at the time of the Participant’s death, unless the Participant specifies otherwise on this form. Any distributable benefit amount(s) not payable in accordance with the foregoing shall be paid to the Participant’s estate; and

5.	That the Participant has the right to modify the foregoing beneficiary designation by completing and delivering a replacement beneficiary designation form to the Bank.

IN WITNESS WHEREOF, this instrument has been executed by the Participant this      day of                     ,         .

Name:

1941934.2

B-2